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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  July 1, 2004

                              COVANSYS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)

               0-22141                               38-2606945
       (Commission File Number)       (I.R.S. Employee Identification Number)

       32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI 48334
              (Address of Principal Executive Office)  (Zip Code)

                                 (248) 488-2088
              (Registrant's Telephone Number, Including Area Code)

                                      None

         (Former Name and Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On July 1, 2004, Covansys Corporation issued a press release announcing that it had completed its analysis of accounting issues related to a recently completed physical inventory and assessment of certain assets. Covansys confirmed a non-cash charge of approximately $2.6 million, less than 1% of Covansys total assets. Covansys has concluded a portion of the charge should be allocated to prior periods and requested guidance from the Securities and Exchange Commission regarding the appropriate periods in which the charge should be recorded. Covansys intends to file its Form 10-Q for the quarter ended March 31, 2004 promptly after this issue has been resolved.

         Covansys also had an oral hearing on July 1, 2004 before a NASDAQ Listing Qualification Panel and expects its common stock to resume trading under the ticker symbol "CVNS" once the filing of its Form 10-Q is completed. A copy of the press release is attached as Exhibit 99.1 to this current report

         This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                             Covansys Corporation

Dated: July 6, 2004

                                             By: /s/ Thomas E. Lindsey
                                             Vice President, Controller and
                                             Chief Accounting Officer
                                             (Principal Accounting Officer)
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                                 EXHIBIT INDEX



        EXHIBIT NO.                    DESCRIPTION
        99.1                Press Release Dated July 1, 2004